Exhibit 10.5

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

GENERAL SERVICES AGREEMENT

BioClinica Agreement #33602

This General Services Agreement (this “Agreement”) effective as of the last date of signature hereof (the “Effective Date”), by and between BIOCLINICA, INC., a Delaware Corporation, with its principal place of business at 826 Newtown-Yardley Road, Newtown, Pennsylvania, 18940-1721 (“BIOCLINICA”) and Alchemia Oncology Pty Ltd. with its principal place of business at 31 Hi-Tech Court, Brisbane Technology Court, Eight Mile Plains QLD, Australia (“ALCHEMIA”). BIOCLINICA and ALCHEMIA are individually referred to as a “Party” and collectively as the “Parties”.

P U R P O S E

WHEREAS, BIOCLINICA has certain experience, knowledge and abilities that ALCHEMIA wishes to utilize in developing and expanding various business and organizational considerations, policy formations and overall strategic planning.

WHEREAS, ALCHEMIA is in the trade or business of the manufacture and sale of pharmaceutical, diagnostic and other scientific materials.

WHEREAS, ALCHEMIA has engaged a clinical research organization (“CRO”) to provide various services in relation to a clinical research trial (“Study”) in accordance with Protocol No. ACO-002 entitled “Randomized double-blind Phase III trial of FOLF(HA)iri, where irinotecan is administered as “HA-Irinotecan Solution for Infusion” compared with irinotecan in the FOLFIRI regimen for irinotecan-naive metastatic colorectal cancer patients who relapsed after first or second-line therapy or progressed while on first-line or second-line therapy” (“Protocol”) which will involve medical imaging. (“Protocol”) which will involve medical imaging.

WHEREAS BIOCLINICA is willing to provide consulting services to ALCHEMIA and desires to accept the arrangement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	SCOPE OF SERVICES

1.1	BIOCLINICA will provide medical imaging core laboratory services to ALCHEMIA as more fully set forth in the attached Exhibit A, which is hereby made part of this Agreement as if fully included herein (the “Services”). Any special or related service which the Parties agree are outside the scope of the Services to be provided hereunder shall be covered under a separate agreement.

1.2	In providing Services under this Agreement, BIOCLINICA shall report to the ALCHEMIA employee or other person designated by ALCHEMIA and shall coordinate with the CRO.

1.3	BIOCLINICA shall perform its tasks under this Agreement in a timely manner and in accordance with the highest professional standards, by appropriately qualified, experienced and trained personnel, and the Services and any deliverables from those Services will conform in all respects to all descriptions, specifications and other requirements in and/or referred to in this Agreement.

1.4	BIOCLINICA warrants that the Services shall conform to and be performed in all respects in accordance with all relevant laws, regulations, orders, directions, standards, specifications, codes of practice and ethical standards and the requirements of any regulatory authority, applicable and/or incidental to the Services, including compliance with all relevant privacy laws in connection with the collection, retention and transmission of any personal information of participants in the Study and compliance with good clinical practice.

1.5	BIOCLINICA warrants that neither BIOCLINICA, its employees, nor any other person retained by it to perform the Services pursuant to this Agreement, (i) is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. §301 et seq), (ii) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR Section 312.70 or its successor provisions, or (iii) has engaged in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions. If during the term of this Agreement BIOCLINICA or any person employed or retained by it to perform the Project Services (A) comes under investigation by FDA for debarment action or disqualification, (B) is debarred or disqualified, or (C) knowingly engages in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions, BIOCLINICA shall immediately notify ALCHEMIA of such actions. For the purposes of this section, reference to the FDA and the Generic Drug Enforcement Act shall also be deemed a reference to any other governmental or regulatory authorities having jurisdiction over the subject matter of the particular Services or any other laws and regulations applicable to the Services. BIOCLINICA shall notify ALCEHMIA immediately upon any inquiry concerning, or the commencement of any such proceeding concerning, BIOCLINICA or any of its employees or agents.

1.6	BIOCLINICA shall perform the Services at BIOCLINICA facilities, such locations set forth on Exhibit A, or other such locations as are mutually agreed by the Parties.

1.7	BIOCLINICA shall maintain complete, up to date and accurate records of all aspects of the Services and their performance and results, including, without limitation, such records as are required for compliance with clause 1.4 of the Agreement. BIOCLINICA shall retain such records in a readily accessible format for the duration of this Agreement and for a period of 15 years thereafter and shall allow a representative of ALCHEMIA and any relevant regulatory authority to access, inspect and take copies of them at any time. BIOCLINICA must contact ALCHEMIA thirty (30) days prior to destruction of any Services-related records. ALCHEMIA or its representatives may inspect BIOCLINICA’s procedures, facilities and records relating to the Services at reasonable times and upon reasonable notice.

1.8	BIOCLINICA shall use its best commercial efforts to ensure that all hardware, software, operating systems, mechanical devices, electronic devices, and any other components or items of computer systems (“Software and Systems”) which are used to produce reports and data under this agreement, and all documents and data provided to ALCHEMIA under this Agreement shall be free of bugs, viruses and errors and compliant with 21 CFR Part 11. ALCHEMA must notify BIOLINICA promptly in writing, and within 30 days following the date (i) on which ALCHEMA first determines that the Software and Systems, or any component thereof, contains any bugs, viruses and errors and not otherwise compliant with 21 CFR Part 11. BIOCLINICA shall use commercially reasonable efforts to remedy any such bug or failure as soon as is reasonably practicable. BIOCLINICA shall comply with all record keeping requirements under 21 CFR Part 312 and shall retain any records requested by ALCHEMIA resulting from the Services for the time periods required by law or as set forth by separate agreement. BIOCLINICA shall notify ALCHEMIA thirty (30) days prior to destruction of any records relating to the Services.

1.9	BIOCLINICA shall permit ALCHEMIA’s authorized representative(s), and the authorized personnel of regulatory authorities, during regular business hours at the facility, access to BIOCLINICA’s facility to:

a)	examine and inspect BIOCLINICA’s facilities to assess performance of the Services and to observe the progress of the Services and for quality control/quality assurance purposes; and

b)	inspect and copy all data and work products relating to the Services

2.	KEY PERSONNEL

2.1

The parties may agree that certain persons are key personnel (“Key Personnel”) for the purposes of this Agreement. BIOCLINICA will use commercially reasonable efforts to ensure that Key Personnel are maintained in accordance with this Agreement, for the length of the Services. BIOCLINICA warrants that Key Personnel will continue to perform the Services for the term of the Agreement unless there is reasonable cause, such as voluntary resignation or employee termination for cause or non-performance, death, serious physical or mental condition, illness or injury or disability or medical leave. BIOCLINICA shall notify ALCHEMIA of any changes in Key Personnel performing the Services, where reasonably possible in writing at least two weeks prior to such change. BIOCLINICA shall as soon as practicable thereafter provide ALCHEMIA with the curriculum vitae of each proposed replacement Key Personnel. ALCHEMIA has the right to approve or reject any changes to Key Personnel proposed, which approval or rejection shall not be unreasonable. BIOCLINICA shall bear all training costs associated with the assignment associated with any change in replacement of Key Personnel unless the replacement is requested by ALCHEMIA without cause

2.2	For the purposes of this Agreement, Key Personnel are:

Claudia Gomez, Project Manager

Jennifer Schick, Project Director, Oncology

Andrea Perrone, M.D., Vice President, Clinical Operations, Medical Director

2.3	All BIOCLINICA employees or agents who are providing any services in connection with the Services (i) are lawfully employed in compliance with all federal, state, and local employment, labor and immigration laws, (ii) have executed confidentiality or non-disclosure agreements with terms at least as restrictive as the provisions in this Agreement, (iii) have waived any rights they may be able to claim with respect to any ownership of any data used in the Services, and (iv) have had and will continue to have any and all applicable withholding or payroll and employment taxes withheld and paid by BIOCLINICA, and BIOCLINICA will continue to be in such compliance.

3.	COMPENSATION

3.1	ALCHEMIA agrees to pay as a fee to BIOCLINICA, for the Services rendered during the project, and BIOCLINICA agrees to accept as full payment, inclusive of all overheads, taxes and other indirect costs and expenses, the amount and at such times as indicated in Exhibit A.

3.2	In addition to the fee specified in Exhibit A, ALCHEMIA will reimburse BIOCLINICA for reasonable travel and out-of-pocket expenses related to any ALCHEMIA-requested business, provided that where such expenses exceed US$5,000, they are approved in advance by ALCHEMIA in writing and are supported by receipts and other proofs of purchase to verify the expense.

3.3	BIOCLINICA will invoice ALCHEMIA for the Services and out-of-pocket expenses monthly in arrears, in accordance with Exhibit A. All invoices will detail the tasks completed and will include all relevant backup documentation. ALCHEMIA must pay all correctly rendered invoices within thirty (30) days of receipt of the invoice A 1.5% per month carrying charge will be billed for any undisputed fees and expenses not paid within thirty (30) days of invoice receipt.

3.4	All rates of exchange shall be determined by reference to the Oanda foreign currency exchange rate (Oanda.com) for the applicable currencies using the average exchange rate for the given month in which relevant costs are submitted.

4.	TAXES

4.1	The fees and charges detailed in the Appendix do not include all taxes which are to be itemized on relevant invoices. In the event that additional taxes or duties, of whatever nature (collectively, “Taxes”), are required to be made or withheld in respect of payments made pursuant to this Agreement or any applicable work order by any state, federal, provincial or foreign government, including, but not limited to, GST and withholding tax, ALCHEMIA shall be required to pay such Taxes in addition to sums due to BIOCLINICA and will provide BIOCLINICA with evidence of payment of the same to the relevant authorities.

4.2	GST

A.	In this clause 4.2:

(i) GST means GST as defined in A New Tax System (Goods and Services Tax) Act 1999 as amended (GST Act) or any replacement or other relevant legislation and regulations;

(ii) words or expressions used in this clause which have a particular meaning in the GST law (as defined in the GST Act, and also including any applicable legislative determinations and Australian Taxation Office public rulings) have the same meaning, unless the context otherwise requires;

(iii) any reference to GST payable by a party includes any corresponding GST payable by the representative member of any GST group of which that party is a member;

(iv) any reference to an input tax credit entitlement by a party includes any corresponding input tax credit entitlement by the representative member of any GST group of which that party is a member; and

(v) if the GST law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply is attributable, such part of the supply is to be treated as a separate supply

B.	Unless GST is expressly included, the consideration to be paid or provided under any other clause of this Agreement for any supply made under or in connection with this Agreement does not include GST.

C.	To the extent that any supply made under or in connection with this Agreement is a taxable supply, the GST exclusive consideration otherwise to be paid or provided for that taxable supply is increased by the amount of any GST payable in respect of that taxable supply and that amount must be paid at the same time and in the same manner as the GST exclusive consideration is otherwise to be paid or provided. A party’s right to payment under this clause is subject to a valid tax invoice being delivered to the recipient of the taxable supply.

D.	To the extent that a party is required to reimburse or indemnify another party for a loss, cost or expense incurred by that other party, that loss, cost or expense does not include any amount in respect of GST for which that other party is entitled to claim an input tax credit.

E.	To the extent that any consideration payable to a party under this Agreement is determined by reference to a cost incurred by a party, or is determined by reference to a price, value, sales, revenue or similar amount, the GST exclusive amount of that cost, price, value, sales, revenue or similar amount must be used.

5.	INTELLECTUAL PROPERTY

5.1	It is recognized and understood that certain pre-existing inventions and technologies (“Background IP”) are the separate property of ALCHEMIA or BIOCLINICA and are not affected by this Agreement, and neither Party shall have any claims to or rights in such separate Background IP of the other. It is also recognized and understood that in the event that any improvements or developments related to BIOCLINICA’s own Background IP are created by BIOCLINICA during the performance of the Services under this Agreement, including but not limited to BIOCLINICA’s source code, or other unique methodology, such improvements or developments (“BIOCLINICA IP”) shall be owned by BIOCLINICA.

5.2	BIOCLINICA agrees that all discoveries, designs, programs, improvements, developments, new concepts, methods, agents, materials, ideas and inventions, whether patentable or not, including the images (“Intellectual Property”), to the extent that these are not BIOCLINICA IP, arising from the Services, including work performed by persons engaged by BIOCLINICA, shall be the sole property of ALCHEMIA. BIOCLINICA hereby agrees to promptly disclose all Intellectual Property to ALCHEMIA in writing. Furthermore, BIOCLINICA agrees to provide ALCHEMIA with proper assistance and documentation, at ALCHEMIA’S cost, to enable it to file patents, copyright or other legal protections for the Intellectual Property and agrees to assign or procure the assignment of all rights in such Intellectual Property to ALCHEMIA and to execute or procure the execution of all such documents (including waivers of moral rights) as are necessary to vest such intellectual property rights in ALCHEMIA.

5.3	To the extent that the BIOCLINICA IP is necessary to access, retrieve or use information generated as a result of the Services, BIOCLINCIA grants to ALCHEMIA a royalty-free, non-exclusive licence with the right to use only by ALCHEMIA, its advisors, consultants or contractors, including the CRO, solely for the purposes of accessing and reviewing the relevant data, without the right to sell, assign, export, or sublicense such BIOCLINICA IP and any improvements thereto.

5.4	BIOCLINICA warrants that to the extent that it uses or proposes to use the Intellectual Property of any third party in the provision of the Services, BIOCLINICA has obtained or will obtain at no further cost to ALCHEMIA, from the relevant third party, all necessary licenses and consents for ALCHEMIA and its advisors, consultants or contractors to use the Intellectual Property for any purpose.

6.	CONFIDENTIALITY

6.1	In performing the Services, BIOCLINICA will have access to ALCHEMIA Confidential Information. As used in this Agreement, “ALCHEMIA Confidential information” means any and all information, data, communications, know-how, reports, and results arising from or disclosed to BIOCLINICA in relation to the performance of the Services under this Agreement, as well as any other information of a secret or confidential character acquired, made available, disclosed or otherwise made known to BIOCLINICA as a result of this Agreement and relating to ALCHEMIA or any of its affiliated companies and whether of a scientific nature or a commercial nature.

6.2	In connection with this Agreement, ALCHEMIA will have access to BIOCLINICA Confidential Information. As used in this Agreement, “BIOCLINICA Confidential Information” means any and all information indicated as being or which reasonably appears to be, of a confidential nature, including but not limited to any proprietary information relating to BlOCLINICA’s business, operations or products acquired by ALCHEMIA from BIOCLINICA as a result of this Agreement or from performance of the Services to be rendered hereunder. In this Agreement, “Confidential Information” means both ALCHEMIA Confidential Information and BIOCLINICA Confidential Information.

6.3	Each Party agrees that it and its respective employees, officers, directors, investigators (“Representatives”) will not use the other party’s Confidential Information or disclose same to persons other than as may be necessary to carry out such Party’s duties hereunder.

6.4	The foregoing obligation shall not apply to information:

A.	Which is known to the receiving Party prior to its receipt thereof from the disclosing Party and that information is not subject to another confidentiality obligation;

B.	Which is or lawfully becomes generally available to the public;

C.	Which is lawfully acquired from third parties who have a right to disclose such information; or

D.	Which by mutual agreement in writing of the Parties hereto is released from a confidential status.

6.5	All employees of a Party who will have access to any of the foregoing information supplied by the disclosing Party have executed or shall have executed prior to undertaking performance under this Agreement, agreements with the receiving Party requiring them to maintain in confidence all such Confidential Information which they receive.

6.6	BIOCLINICA agrees that upon termination or expiry of this Agreement or, at ALCHEMIA’s request, irrespective of any claims that BIOCLINICA may have against ALCHEMIA, it shall return to ALCHEMIA all ALCHEMIA Confidential Information and other materials relating to the Services and the Study and provided by ALCHEMIA, in documentary form and return or destroy any copies thereof made by BIOCLINICA. Notwithstanding the foregoing, BIOCLINICA may retain copies of any such Information as is reasonably necessary for regulatory and insurance purposes, subject to the ongoing obligation to maintain the confidentiality of such ALCHEMIA Confidential Information.

7.	RELATIONSHIP OF PARTIES

The relationship of BIOCLINICA to ALCHEMIA is that of an independent contractor and nothing in this Agreement shall be construed as creating any other relationship. Neither BIOCLINICA, nor its employees or its agents are authorized to execute any documents on behalf of ALCHEMIA, nor to hold itself out as an agent or representative of ALCHEMIA.

8.	AGREEMENT TERM/TERMINATION

8.1	The term of this Agreement is for the period of time mutually agreed upon by ALCHEMIA and BIOCLINICA and set forth in Exhibit A to complete the Services.

8.2	Termination of this Agreement may be effected upon the giving of thirty (30) days written notice by ALCHEMIA without any specified cause or reason. In the event that either Party becomes insolvent or bankrupt or commits a breach or default in any terms of this Agreement and such Party fails to remedy the breach or default within thirty (30) days after notification of the breach or default from the other Party, the Party giving notice may, at its option and in addition to any other remedies it may have in law or in equity, terminate this Agreement by sending written notice of immediate termination to the other Party.

8.3	In the event of a termination of this Agreement, ALCHEMIA will be responsible for payments for all work completed at that time of termination. In the event of such close down, BIOCLINICA shall furnish to ALCHEMIA a written estimate of close-down costs. Where termination is by ALCHEMIA due to a breach of the Agreement by BIOCLINICA, BIOCLINICA will be liable for the close-down costs.

8.4	With notice of one week at least from the termination of the Agreement, received in writing from ALCHEMIA, BIOCLINICA will transfer all images and other deliverables resulting from the Services but not yet delivered to ALCHEMIA, to any third party designated by ALCHEMIA or to ALCHEMIA directly, at the cost and expense of ALCHEMIA.

9.	ARBITRATION

9.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof (each, a “Dispute”) shall first be referred by the parties to their respective senior-level executives, or their designees, for attempted resolution through good faith negotiations. Any Disputes that cannot be settled by negotiation between the parties or mediation shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by one or more arbitrators appointed in accordance with the ICC Rules.

9.2	Any arbitration proceedings shall take place in New York, New York unless otherwise agreed.

9.3	The award of the arbitrator(s) shall be by majority vote (if more than one arbitrator was appointed in accordance with the ICC Rules), shall be in writing and shall set forth the facts found by the arbitrator(s) to exist. The arbitrator(s) are authorized to grant pre-award and post-award interest at commercial rates. NOTWITHSTANDING OTHER PROVISIONS OF THIS AGREEMENT WHICH MAY BE INTERPRETED TO THE CONTRARY, THE ARBITRATOR(S) APPOINTED HEREIN SHALL NOT HAVE THE AUTHORITY TO GRANT DAMAGES TO EITHER PARTY THAT ARE DISCLAIMED OR LIMITED UNDER THIS AGREEMENT.

9.4	Aside from the arbitrator(s)’ fees and costs, which shall be shared equally by the parties unless the arbitrator(s) for good cause determine otherwise, each party will be responsible for paying its own fees and costs (including attorney’s fees) incurred in connection with such arbitration.

9.5	Each party shall cooperate in providing fully to each other all requested information and documents relating to the arbitration proceedings, except for information and documents subject to any privilege or to governmental export restrictions. During the arbitration proceedings, which shall be conducted in the English language, except for the matter that is in dispute and under arbitration, this Agreement shall continue to be implemented by the Parties.

9.6	The arbitral award must be consistent with the provisions of this Agreement and shall be exclusive, final, and binding upon both Parties, and enforcement of the award may be carried out in any court or other body of competent jurisdiction. The award of any such arbitral tribunal shall be final and binding upon the parties. Each Party acknowledges and agrees that any decision resulting from the arbitration proceedings contemplated hereunder would be enforceable in their respective countries pursuant to the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards. Neither party shall seek recourse to a court of law to appeal for revision of the award.

10.	INDEMNIFICATION

10.1	ALCHEMIA Indemnification of BIOCLINICA

Except for any item for which BIOCLINICA is responsible to indemnify ALCHEMIA under Section 9.2, ALCHEMIA agrees to defend, indemnify and hold harmless BIOCLINICA and its employees, agents and subcontractors against and from any claim arising out of bad faith, willful misconduct or negligent acts of ALCHEMIA or its employees, agents and subcontractors or acts which are not in accordance with the terms of this Agreement or with ethical practices of the consultations specified herein. ALCHEMIA agrees to bear all costs and expenses, including reasonable attorney’s fees, incurred in connection with the defense of any such claim.

ALCHEMIA shall be promptly notified of any claim being made against BIOCLINICA and BIOCLINICA shall cooperate at the request of ALCHEMIA in the defense of such claim.

ALCHEMIA will not enter into any settlement agreement without the written consent of BIOCLINICA.

10.2	BIOCLINICA Indemnification of ALCHEMIA

BIOCLINICA agrees to defend, indemnify and hold harmless ALCHEMIA and its employees and agents and subcontractors against and from any third party claims arising out of or in reference to (1) the infringement of third parties’ intellectual property rights due to the use of the BIOCLINICA IP, (2) the breach of any of the representations or warranties by BIOCLINICA, (3) the failure of BIOCLINICA to meet its obligations under this Agreement, or (4) the bad faith, willful misconduct or negligent acts of BIOCLINICA and its employees, agents and subcontractors or acts which are not in accordance with the terms of this Agreement or with ethical practices of the consultations specified herein. BIOCLINICA agrees to bear all costs and expenses, including reasonable attorney’s fees, incurred in connection with the defense of any such third party claim.

BIOCLINICA shall be promptly notified of any claim being made against ALCHEMIA and ALCHEMIA shall cooperate at the request of BIOCLINICA in the defense of such claim. BIOCLINICA will not enter into any settlement agreement without the written consent of ALCHEMIA.

11.	PRIVACY

As applicable, each party shall comply with all applicable laws and regulations, as amended from time to time, with respect to the collection, use, storage and disclosure of any Data (as defined below), including without limitation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations. BIOCLINICA agrees to collect, use and disclose Data with respect to individual study subjects only as allowed by the informed consents, or other authorization, obtained from such study subject as part of the Services, unless otherwise required by law. Such consents shall permit ALCHEMIA to use a limited data set of patient health information for research purposes, including research for new medical products, therapies, and procedures. All data obtained on any patient subjects will be furnished to ALCHEMIA in a coded format, which protects the subject’s identity. ALCHEMIA’s ability to review the subjects’ medical records shall be subject to reasonable safeguards for the protection of confidentiality. ALCHEMIA shall be provided with patient information as allowed by law and will maintain the confidentiality of all such patient information, unless specifically required to disclose such information by law. It is expected that Data containing patient data from the Services will be furnished to ALCHEMIA without patient names or other patient identifying information. In the event ALCHEMIA comes into contact with research subjects’ medical records, ALCHEMIA shall hold in confidence the identity of the patient and shall comply with all applicable law(s) regarding the confidentiality of such records

12.	INSURANCE

12.1	During the term of this Agreement, BIOCLINICA shall maintain insurance coverage with a reputable insurance company for professional indemnity insurance of not less than US$5million.

12.2	BIOCLINICA must provide evidence of such insurance upon request by ALCHEMIA.

13.	COMMUNICATIONS AND PAYMENTS

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered by hand, first class mail, a nationally recognized overnight courier service, or facsimile transmission, to the Party at the address listed below or to any other address subsequently specified by such Party in writing:

To BIOCLINICA:

Mark L. Weinstein

President and CEO

BIOCLINICA, INC.

826 Newtown-Yardley Road

Newtown, PA 18940

Tel: (267) 757-3000

FAX: (267) 757-3007

To ALCHEMIA:

Peter Smith

Managing Director and CEO

Alchemia Limited

3 Hi-Tech Court

Eight Mile Plains

Brisbane, 4113, Australia

Tel: +61733400200

FAX: +61733400222

Payments — USD-denominated Contract

(Fed. I.D. #11-2872047)

Via mail: BioClinica, Inc. P.O. Box 8500-53917 Philadelphia, PA 19178-3917	Via Wire Transfer: BioClinica, Inc. Wachovia Bank Philadelphia, PA, USA SWIFT # PNBPUS33 Account # 200-001-129-4955 Routing # 031-201-467

Any such notice shall be effective (i) in the case of hand delivery, when received; (ii) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (iii) in the case of the mail, three days after deposit in the postal system, first class postage prepaid; and (iv) in the case of facsimile transmission, when electronic indication of receipt is received.

14.	ASSIGNMENT

Neither Party shall have the right to assign this agreement or any of the rights or obligations hereunder without the prior written consent of the other, such consent not to be unreasonably withheld. In no event will such an assignment relieve either Parry of its obligations under this Agreement.

15.	LIMITATION OF LIABILITY

In no event shall BIOCLINICA’s aggregate liability hereunder exceed the amount of AUD$20million except for gross negligence on the part of ALCHEMIA.

16.	HEADINGS

All section headings and sub-headings are for convenience only and do not in themselves define a scope of work or specific terms or conditions of this Agreement.

17.	ENTIRE AGREEMENT

This Agreement, including Exhibit A, constitutes the entire Agreement between the Parties and, except as specified herein, supersedes all prior contracts, agreements and understandings relating to the same subject matter between the Parties. The Parties intend this Agreement to be a complete statement of the terms of their Agreement and no change or modification of any of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of BIOCLINICA and ALCHEMIA. ALCHEMIA will not be required to pay for any costs or increased fees associated with any purported change to this Agreement or to the scope of the Services that is not in writing and signed by both parties.

18.	WAIVER

The failure of a Party in any instance to insist on the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any terms of this Agreement, either at the time of the Party’s failure to insist upon strict performance or at any subsequent time, and such terms shall continue in full force and effect.

19.	SEVERANCE

Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void, or unenforceable, the validity, legality, or enforceability of any other clause or portion of this Agreement shall not be affected thereby.

20.	GOVERNING LAW

The construction and performance of this Agreement shall be governed by the laws of the New York, New York.

21.	SURVIVAL

Sections 3, 5, 6 and 8 through 20 will survive termination or expiration of this Agreement.

In WITNESS WHEREOF, the undersigned Parties have executed this Agreement on the dates set forth below.

BIOCLINICA, Inc.		ALCHEMIA

By:	/s/ Maria T. Kraus	By:	/s/ Peter M. Smith

Print:	Maria T.Kraus	Print:	Peter M. Smith

Title:	VP & Corporate Controller	Title:	CEO

Date:	17 May 2010	Date:	10-May-10

By:	/s/ Ted I. Kaminer

Print:	Ted I. Kaminer

Title:	CFO

Date:	18 May 2010

Exhibit A

BioClinica Agreement #2010_33602

Alchemia Oncology Pty Ltd

Medical Imaging Core Laboratory Services in Support of Protocol ACO-002, a Study Entitled: “Randomized double-blind Phase III trial of FOLF(HA)iri, where irinotecan is administered as “HA-Irinotecan Solution for Infusion” compared with irinotecan in the FOLFIRI regimen for irinotecan-naïve metastatic colorectal cancer patients who relapsed after first or second-line therapy or progressed while on first-line or second-line therapy.”

Prepared for:
Alchemia Oncology Pty Ltd 3 Hi-Tech Court Brisbane Technology Park Eight Mile Plains QLD, Australia

Prepared by:
BioClinica, Inc. 826 Newtown Yardley Road Newtown, PA 18940

April 15, 2010 (revised)

This document contains information that is confidential and proprietary to Alchemia Oncology Pty Ltd and BioClinica, Inc. It has been prepared solely for the information of Alchemia Oncology Pty Ltd and BioClinica, Inc. and therefore should not be duplicated or otherwise made available to third parties.

Alchemia Oncology Pty Ltd	Protocol ACO-002

1.	PROJECT SCOPE OF WORK

Alchemia Oncology Pty Ltd (hereinafter referred to as “ALCHEMIA”) has requested that BioClinica, Inc. and subsidiaries (hereinafter referred to as “BIOCLINICA”) provide medical imaging core laboratory services in support of Protocol ACO-002.

1.1.	PROJECT ASSUMPTIONS

1.1.1.	Core Laboratory Services

Table 1.1.1.

General Study Assumptions
# of Patients	330 Patients
# of Sites	60 Sites: Located in Russia, Ukraine, Poland, UK, Bulgaria, Australia
# of Investigator’s Meetings including location, # of BIOCLINICA representatives attending meeting and # of days assumed for meeting, including travel time	One (1) Meeting: Location to be determined One (1) Representative Two (2) Days
Type of imaging Performed	Contrast-Enhanced CT of the Chest, Abdomen and Pelvis

CT Data Assumptions
Total # of Patients with CT	100% or 330 Patients
Average # of Timepoints per patient	7 Timepoints: Baseline, 6 Weeks, 12 Weeks, 18 Weeks, 24 Weeks, 30 Weeks, 42 Weeks, 54 Weeks, 66 Weeks and 78 Weeks
Total # of CT Timepoints	2,310 Timepoints
Average # of Files / Anatomical Regions scanned per timepoint	3 Files: Chest, Abdomen and Pelvis

Quantification and Independent Read Plan Assumptions
Measurement Criteria	Uni-dimensional RECIST
Independent Read Plan	Efficacy and Adjudication Review

Independent Read Assumptions
Efficacy Read
# of Timepoints Prepared for Review	4,620 Timepoints: 2,310 Timepoints per Reader
# of Independent Reader(s)	Two (2) Independent Readers

Adjudication Read
% of Timepoints to be Adjudicated	15% or 347 Timepoints
# of Adjudication Readers	One (1) Adjudicator

Read Data Summary
Overall Total # of Timepoints Prepared for Review	4,967 Timepoints
# of Data Transfers and Frequency, including a test transfer	4 Transfers: Timing to be determined 1 Test Transfer: Timing to be determined

Disease Progression Notification Assumptions
# of Notifications	Fax Notification of Disease Progression to ALCHEMIA and the site (assuming 290 notifications)

BIOCLINICA has assumed that all image data for a given timepoint will be sent to BIOCLINICA from the sites as the given timepoints are completed. BIOCLINICA will provide directions to the study sites regarding proper shipment of the image data to BIOCLINICA, and will coordinate the transmittal of the data from the site to BIOCLINICA.

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An audit trail will be consistently maintained for each step of the BIOCLINICA process in compliance with the applicable regulatory requirements including Good Clinical Practice (GCP) and FDA 21 CFR part 11.

If available, ALCHEMIA will provide BIOCLINICA with the final study protocol, subsequent amendments and study case report forms at the start of the study.

All original image data sent to BIOCLINICA will be returned to ALCHEMIA upon completion of the project or sooner if no longer required at BIOCLINICA.

1.2.	PROJECT TIMELINE AND DATA DELIVERY ASSUMPTIONS

BIOCLINICA assumes the following timelines:

Table 1.2.

Project Timeline Assumptions
BIOCLINICA Project Start	April 2010
First Patient Enrolled	August 2010
Last Patient Enrolled	August 2011
Last Patient Out	January 2013
BIOCLINICA Project Complete	March 2013
Total Duration of Data Collection	31 Months
Total Study Duration	36 Months

It is essential for timely completion of this project by BIOCLINICA that sites forward data to BIOCLINICA, on an ongoing basis. Timely quality assurance of the data is not possible if data are not received in a timely manner. BIOCLINICA will notify ALCHEMIA of data transmittal delays and of the potential impact on BIOCLINICA timelines if the delays are not corrected.

ALCHEMIA will be responsible for providing BIOCLINICA with patient enrollment updates as well as participating site lists on an ongoing basis. These updates should visibly indicate new information since the last send. Incremental updates are preferred or if cumulative updates are sent all incremental changes from the prior report should be identified.

2.	CORE LABORATORY SERVICES

2.1.	STUDY PREPARATION, SITE SET-UP AND STANDARDIZATION

2.1.1.	Study Set-Up

BIOCLINICA will perform the following services upon commencement of the study:

•	Preparation and set-up of internal regulatory files

•	Preparation and set-up of required folders on the BIOCLINICA network

•	Preparation and set-up of BioTrack™

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BioTrack™ is BIOCLINICA’s custom built project tracking database used to record and report project-related information including site personnel, site equipment and image data status. The database enables a definitive level of tracking and control at every stage of the image data process. BioTrack™ incorporates automatic logistical checks and quality control measures reducing potential data entry error. A complete, automatically generated audit trail ensures CFR Part 11 compliance and maintains the controls necessary for extracting optimum results for the data.

2.1.2.	Site Technical Evaluation and Coordination

BIOCLINICA will create a study specific site technical survey in an effort to capture all necessary contact and equipment information. BIOCLINICA will work with the CRO to contact each of the sites to:

•	Identify the technologist(s) who will be responsible for protocol implementation at each site

•	Review the site’s imaging equipment and software

•	Review the site’s data transfer capabilities and archival procedures

•	Review the transfer of the imaging data

•	Review the role of BIOCLINICA

Upon completion of the contact, the completed site survey will be reviewed for completeness and logged into the tracking database. All communications (Fax, email and/or phone) will be logged, indicating the date the site was contacted, the method of contact and the number of communication attempts. In the event that any follow up or action items are required as a result of the site survey, BIOCLINICA will capture all related information into the tracking database. BIOCLINICA will provide ALCHEMIA and the CRO with a summary of the findings from the site surveys to support the site selection process and timelines.

If site equipment (hardware or software) is upgraded or changed during the course of the study, it will be the site’s responsibility to inform BIOCLINICA of the upgrade. BIOCLINICA will re-survey the site and follow up as needed. Additional fees will apply.

2.1.3.	Development of Imaging Manual and Forms

BIOCLINICA will develop an imaging manual including image data transmittal forms, imaging guidelines, data transmittal instructions and site procedures for handling data. These forms are required to establish an image data audit trail, and are utilized by BIOCLINICA during the data collection and digitization/translation process. This manual will be provided to each of the sites by BIOCLINICA. BIOCLINICA will work with the CRO to define any translation requirements for the manual and forms. The cost of such translations is indicated on the BIOCLINICA budget.

2.1.4.	Study Kit Preparation and Provision to Sites

BIOCLINICA will prepare a study kit for delivery to the participating sites. The study kit will contain an imaging binder which will include imaging guidelines, instructions regarding data transmittal and data archival, completed sample transmittal forms, pre-addressed courier waybills, supply re-order forms, a BIOCLINICA contact list, and the actual forms to be used in image data transmittal to BIOCLINICA. In addition to containing the imaging binder, the study kit may contain archival media for digital data, padded mailers and/or courier mailers, paint pens for masking confidential patient information, and any other client approved study specific materials that are needed per the protocol. BIOCLINICA will work with the CRO to define any translation requirements for the study kits. The cost of such translations is indicated on the BIOCLINICA budget.

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2.1.5.	Investigator’s Meeting Preparation and Presentation

BIOCLINICA will attend and present at the study Investigator Meeting(s) organized by ALCHEMIA and the CRO.

BIOCLINICA will prepare a PowerPoint presentation to be presented during the meeting which will include the study requirements, imaging protocol and the process for submission of data to BIOCLINICA. BIOCLINICA will provide the presentation to ALCHEMIA prior to the meeting for review and approval. BIOCLINICA will also prepare any supporting materials that are required for the meeting. (e.g. hand outs, sample binders).

During the meeting, BIOCLINICA will review the presentation and field any questions. Reasonable travel costs and expenses for the meeting will be billed separately. BIOCLINICA has assumed a project manager will be the designated representative at the Investigator’s Meeting. If Senior Technical, Biomedical, or Regulatory personnel attendance is requested, other fees will apply as specified in table 3.1.1. These personnel include the following persons:

1.	Andrea Perrone, M.D.

Vice President, Clinical Operations

Medical Director

2.	Colin G. Miller PhD FICR CSci

Senior Vice President, Medical Affairs

2.1.6.	BioTrack™ Web Portal

BIOCLINICA will provide ALCHEMIA, its designated representatives and the CRO with access to the BioTrack™ Web Portal. The BioTrack™ Web Portal is a secure, study specific web site that will allow ALCHEMIA to view study documents, access real time project reports and follow the course of study progression within BIOCLINICA. The BioTrack™ Web Portal will be password protected and ALCHEMIA will have twenty-four (24) hour access to the site.

2.1.7.	Preparation and Update of Imaging Review Charter

BIOCLINICA will make modifications to the Imaging Review Charter (IRC) describing the processes, services, and issues related to the independent radiological assessment.

2.1.8.	Web-Based Training Sessions

BIOCLINICA will participate in web-based site training sessions, organized by ALCHEMIA, to review the imaging procedures, image data collection and handling, transfer and administration procedures relevant to the imaging section of the study.

BIOCLINICA will prepare a PowerPoint presentation and will provide the presentation to ALCHEMIA and the sites for use in the web-based training. The training sessions will be conducted via teleconference with the support of the web-based presentation.

The fees for the web-based training include preparation of materials to be presented, participation, and documentation after the training session as well as any necessary follow up action items. During the training sessions the two (2) representatives will field any questions that may arise. Upon completion of the session, BIOCLINICA will complete any action items that are necessary with each site.

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2.2.	CENTRALIZED DATA TRANSLATION/DIGITIZATION AND IMAGE STANDARDIZATION

2.2.1.	Image Data Log-In

Upon receipt of the data, a BIOCLINICA data coordinator will review the data transmittal form provided by the site and will perform a verification check that the correct data has been received. Any discrepancies between the data received and the information provided on the data transmittal form will be resolved directly with the site. After the data has been QC’d and translated/digitized, the technologist will re-log the data so that a complete audit trail is maintained. BIOCLINICA will provide ALCHEMIA and its designated representatives with regular reports on image receipt and quality including outstanding issues with site follow up.

Throughout the project, BIOCLINICA will track where in the BIOCLINICA process given patient data are found, including:

•	The date the data are received

•	The date the data are QC’d

•	Comments regarding data quality

•	Tracking of Data Clarification Form (DCF) numbers as well as the relevant issues with the data

•	When data are processed

•	The date the data are prepared for reading

2.2.2.	Image Data Processing and Quality Control

Image data review and processing will be performed by on-site qualified technologists. All study image data will be processed and saved into a standard file format, so that the images may be read and archived digitally. This process may include the following tasks:

DIGITAL DATA

•	Translation of digital image data into a standard file format

•	Quality Control of the data for overall scan quality and protocol compliance

•	Confirmation of imaging parameters (e.g., slice thickness, spacing, field of view, etc.) to ensure appropriate data for accurate quantitative analysis (applicable modalities)

•	Review of file format parameters

•	Evaluation for missing slices

•	Anonymization of imaging data through the removal of site, subject and timepoint identifiers in order to eliminate reader bias

•	Notification to ALCHEMIA and participating sites of technical adequacy issues and recommendation of appropriate action(s) to resolve the issues

FILM DATA (if received)

•	Digitization of film data

•	Quality Control of the data for overall scan quality and protocol compliance

•	Calibration of the image stacks in preparation for analysis

•	Anonymization of imaging data through the removal of site, subject and timepoint identifiers in order to eliminate reader bias

•	Notification to ALCHEMIA and participating sites of technical adequacy issues and recommendation of appropriate action(s) to resolve the issues

A BIOCLINICA representative will generate a Data Clarification Form (DCF) in the event that data discrepancies are noted during the administrative QC performed as part of the data log-in process or upon the QC of the image data by a technologist. The DCF is generated to document issues with the data including, but not limited to data quality, protocol compliance issues and missing data.

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The DCF process includes the following:

•	Preparation of DCF including documentation of the issue

•	Preparation and shipment of letter to site, ALCHEMIA and the CRO documenting DCF

•	File the DCF in the appropriate correspondence files

2.3.	INDEPENDENT READING SERVICES

2.3.1.	Reading System Development and Preparation

BIOCLINICA will develop a custom application to execute the independent read. The development of this application will include the following:

•	Creation of a client user requirement document

•	Creation of a functional user requirement document

•	Full unit testing

•	Program documentation

•	Test script development and execution of test plan

•	Validation report

•	User acceptance testing

•	Validation and testing to ensure the system conforms to regulatory requirements and documentation of all programming and testing

BIOCLINICA will work in collaboration with ALCHEMIA to design this application. BIOCLINICA requires that the client user requirement document be finalized at least sixteen (16) weeks prior to the first reading session. Upon written approval of the client user requirement document by ALCHEMIA, BIOCLINICA will begin the actual programming of the application.

In order to allow a sufficient amount of time to prepare the image data, BIOCLINICA requires that all data to be included in a given read session be resident at BIOCLINICA at least fifteen (15) business days prior to the read session. In the event that data is received after the fifteen (15) day cut-off, BIOCLINICA will make best efforts to include the data within the given read session. However, depending on when the data is received and/or discrepancies are found, BIOCLINICA cannot guarantee that the data will be included within the read session. In the event of incomplete or missing scans of patients, BIOCLINICA must notify ALCHEMIA and seek ALCHEMIA’s consent before proceeding with such reads.

BIOCLINICA will conduct a review session prior to the first independent read. Representatives from BIOCLINICA’s Project Management, Clinical Operations and Technical Services departments will attend and participate in this session. Representatives from the CRO will also be entitled to attend. The review session is conducted in part for the purpose of familiarizing both ALCHEMIA personnel and/or its designated representatives and the reader(s) with the reading application as well as the independent read design. During this meeting, ALCHEMIA personnel and the independent reader(s) will review the operation of the BioRead™ application including the interrelationship between questions, sessions, and image display utilizing non-study subjects with relevant image sets.

BIOCLINICA will develop a reader manual to be used for this study. This manual will include information on the use of the reading application, independent read criteria and reader rules.

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2.3.2.	Conduct and Monitoring of the Independent Read

2.3.2a.	Read Conduct

The review of the image data will be performed by independent radiologists not affiliated with the study either at the location of the independent reader or at a BIOCLINICA site. All reader image assessments will be captured electronically within the reading system application and will be backed up by BIOCLINICA.

Prior to and after a given read, the following will be performed:

•	Testing of read equipment

•	Preparation of image data for review including final QC of data and assignment of image identification codes

•	Loading of read database with timepoints for the given read session

•	Read database testing, including display of patient data and corresponding electronic CRFs and QC of the image data loaded for display

•	Independent reader training, including review of reader rules prior to the session

•	Read database back-up and export of reader interpretations upon completion of the given session

2.3.2b.	Read Monitoring

BIOCLINICA will perform an evaluation of the read results to ensure the adjudication rate does not exceed the threshold determined by ALCHEMIA and BIOCLINICA. Monitoring is also performed to ensure adherence to the reader rules and the independent read criteria. This evaluation will be conducted on a regular basis as deemed appropriate by BIOCLINICA and as per the read plan.

The read monitoring process includes an early assessment after a predetermined number of complete cases have been read by both primary readers and analyzed by the adjudicator. The data will be assessed based on the points of adjudication identified by ALCHEMIA and BIOCLINICA in the imaging charter. In the event that the concordance is not within the parameters expected, the data will be further analyzed for trends or patterns to determine if the underlying cause is due to a lack of adherence or misinterpretation of the reader rules. If necessary, BIOCLINICA (with approval from ALCHEMIA) will conduct a training session with the readers and the adjudicator in attendance to review specific cases and subsequently revise the reader rules to add more clarity, if required.

Further discussion is required between BIOCLINICA and ALCHEMIA in order to finalize the read plan.

BIOCLINICA will issue a fax notification of disease progression to ALCHEMIA and site upon completion of review.

2.3.3.	Study Report (On an Interim Basis Agreed Upon by ALCHEMIA and at Study End)

BIOCLINICA will prepare a study report, which will include:

•	A description of the core lab procedures

•	A description of the read system

•	A description of the read plan

•	Documentation of any issues during the conduct of the project and any noted Protocol violations discovered by BIOCLINICA

•	Quality control documentation

BIOCLINICA shall deliver the study report to ALCHEMIA within thirty (30) business days following completion of the reading of all study patients. ALCHEMIA will have one (1) review period of twenty (20) business days, following delivery of the report. Within this period, ALCHEMIA may request within-scope revisions to the report and BIOCLINICA will make requested within-scope revisions at no additional cost to ALCHEMIA.

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2.4.	DATA MANAGEMENT SERVICES

2.4.1.	Development of Export Program

The results obtained from the independent read, including lesion measurement results if applicable, will be provided to ALCHEMIA or its designated agent/representatives in BIOCLINICA’s standard export format (SAS). BIOCLINICA will provide a detailed export specification document describing the data sets to be provided. Upon written approval of this specification document by ALCHEMIA, BIOCLINICA will begin the actual programming and validation of the export program.

In the event ALCHEMIA requests a custom export format, a new export specification will be developed by BIOCLINICA in collaboration with ALCHEMIA. The additional time and costs associated with a custom export will be calculated in accordance with table 3.1.1. of this Exhibit A.

2.4.2.	On-going Data Cleaning

BIOCLINICA will work in collaboration with ALCHEMIA at the start of the study to define protocol-specific fields to be checked at regularly scheduled intervals. This may include the following:

•	Demographical information (Site, Subject, Initials, Exam Date(s), etc.) collected by BIOCLINICA against those provided by the client enrollment log

•	Logistical date progression (e.g., ensure that the date of Visit 2 is later than Visit 1, no images were acquired later than a Date of Death if applicable.)

•	Quantitative information

2.4.3.	Data Exportation

BIOCLINICA will export these data as SAS datasets unless otherwise specified. BIOCLINICA will perform a final QC of the data prior to submission to ALCHEMIA.

BIOCLINICA will perform a transfer of test data to ensure that ALCHEMIA or its designated agent/representatives will be able to receive the actual data successfully and will work with ALCHEMIA until the data is successfully transferred. The final data will be sent to ALCHEMIA within ten (10) business days after all the data for a given export have been acquired.

If required, BIOCLINICA will follow up with ALCHEMIA on issues related to each given export up until ninety (90) days post project completion as defined in Table 1.2. In the event export questions are received after this period, ALCHEMIA will be billed on an ad-hoc basis as deemed appropriate by BIOCLINICA. BIOCLINICA will not perform any research or follow up on these inquiries without written authorization from ALCHEMIA to proceed.

2.5.	PROJECT ADMINISTRATION

2.5.1.	Project Management Services

BIOCLINICA will provide in-house project management and administration for this project. A project manager and project team will be assigned to the study. This team may include the following representatives:

•	Core Laboratory technologist with modality-specific experience

•	Lead Programmer

•	Regulatory QA specialist

•	Team Lead, Data Login

•	Data Coordinator

•	Administrative support staff, as necessary

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The Project Management Team will consist of the following individuals:

•	Claudia Gomez, Project Manager

•	Jennifer Schick, Project Director, Oncology

•	Andrea Perrone, M.D., Vice President, Clinical Operations, Medical Director

The project team will be supported as needed by regulatory and technical consultants and have access to the full range of clinical study expertise available at BIOCLINICA. Regular internal project meetings are organized by the project manager to monitor project progress. Administrative personnel provide support to the project managers and are included in the project management fee. Project management oversees the day to day operations for projects in-house at BIOCLINICA. The assigned project manager serves as the primary BIOCLINICA contact for the project.

Additional responsibilities include:

Communication Plan

The project manager will develop a project communication plan that will describe the processes that will be followed during the course of the study including the levels of communication between BIOCLINICA, ALCHEMIA, the CRO, the sites of the Study, the investigators, relevant regulatory authorities and other relevant parties involved in the Study. In addition, this document will outline details of the communication network as well as the process to be followed for project issue escalation and resolution.

Teleconferences

The BIOCLINICA project manager will participate in teleconferences at least monthly and as otherwise needed with ALCHEMIA and its agents/representatives to discuss the overall project plan, progress, issues, timelines etc. The frequency and duration of the teleconferences may vary during the course of the study.

Project Summary Reports

The project manager will be responsible for preparing and providing weekly progress reports concerning the Services. As the Study continues, the parties may determine a less frequent reporting requirement.

The project manager will be responsible for the preparation and delivery of monthly project summary reports which are generated from BioTrack™. This will include the following standard reports:

•	Budget report — This report includes an outline of the amount spent compared to the budgeted amount

•	Project Information Summary Report — This report includes image sets per timepoint, DCFs per timepoint, and a DCF aging report

•	Start Up Tracking Report — This report includes the status of site start up activities including the distribution of study kits to the participating sites

•	DCF Status Report — This report includes DCF information along with a site and project summary of DCF items

•	Image Set Report including DCFs — This report combines the DCF image set receipt and QC information with DCF information to provide an overall summary of data received in-house at BIOCLINICA

•	Image Set Report — This report includes a detailed summary outlining the process flow of image data at BIOCLINICA from image data receipt to image data QC and processing

•	Missing Image Data Report — This report includes the anticipated image sets for any future timepoints as well as any image sets logged with an exam date but not data received

Resource Planning

The project manager will be responsible for the coordination of in-house and external resources pertaining to the study.

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Process Document

The project manager will be responsible for the development of an internal project specific work instruction manual. The purpose of this manual is to provide BIOCLINICA employees a detailed description of the procedures to be utilized during the course of the study.

2.5.2.	Site and Image Data Management Services

BIOCLINICA will provide technical support services to the sites including such assistance as may be required in order to manage, monitor and coordinate the conduct of the imaging section of the study. BIOCLINICA will interact directly with the CRO and site on image data tracking and follow-up issues as necessary. BIOCLINICA will consistently maintain the image audit trail, including the follow-up of data transmittal form errors and image data clarifications as necessary. Phone reports, fax, e-mail and/or data clarification forms will be utilized to document communication with the sites. These documents will be filed at BIOCLINICA.

Image data management services will also include:

•	Preparation, maintenance and cleaning of project tracking database on an ongoing basis in support of the project manager

•	Data tracking reports for the project manager on an ongoing basis

•	Provide summary reports of outstanding issues to the project manager

•	Return of re-writable media to sites on an on-going basis for re-archival

•	Return of data to ALCHEMIA upon study completion

•	Internal filing

•	Back up of image data on an ongoing basis

Based on enrollment logs sent from ALCHEMIA, BIOCLINICA and/or its agents representatives will follow up with each participating site on an ongoing basis regarding site surveys, outstanding image data and image data related queries. In the event that a site becomes unresponsive (as defined below), BIOCLINICA will inform and seek assistance from ALCHEMIA.

For sites that default on returning the site survey at the expected time interval, three (3) e-mail and/or Fax reminders will be sent within fifteen (15) business days. For sites that default on returning image data at the expected time interval, three (3) e-mail and/or Fax reminders will be sent within fifteen (15) business days. Further pursuit will be based on instruction from ALCHEMIA.

In the event that site technical monitoring visits are deemed appropriate by ALCHEMIA and BIOCLINICA, these will be performed on an ad-hoc basis and will be documented by trip reports. Such trip reports will be filed at BIOCLINICA as well as provided to ALCHEMIA. Such visits will not incur any additional fee unless the visit has been requested by ALCHEMIA, in which case the fees stated in table 3.1.1. will apply.

Please note, the monthly fee for the above service includes all related expenses for telephone, copy and Fax services.

2.6.	PROJECT CLOSE-OUT SERVICES

2.6.1.	Project Close-Out

Upon completion of the study, BIOCLINICA will perform independent departmental study close-out procedures. Project close-out procedures include the following services:

•	Archive the study binder and destroy any excess supplies

•	Resolve outstanding queries

•	Perform final QC of data before final digital archival

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•	Gather study-specific information and materials and forward to BIOCLINICA’s Records Management department

•	Archive all study data from BIOCLINICA network to digital media; one (1) copy for long-term storage, one (1) copy forwarded to BIOCLINICA’s Records Management department for on-site storage

•	Perform official close-out of study-specific administrative accounts including generation of final invoice

BIOCLINICA’s Records Management department will facilitate the close-out process by organizing and cataloging project related documents, including any regulatory or internal BIOCLINICA filings. These materials will be stored off-site in long-term storage for fifteen (15) years unless otherwise directed by ALCHEMIA.

Please note, the fixed fee for this service includes all related expenses for archival media, return shipment supplies and courier fees.

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3.	PROJECT FEES AND EXPENSES

3.1.	PROJECT FEES

The estimated fees provided below are based upon the specific assumptions found within this document. Material alterations to the assumptions, including, but not limited to, a change in the number of patients, amount of data, level of support services or timeline, will impact final pricing. BIOCLINICA will only charge pro-rata for work performed at the rates quoted. BIOCLINICA fees will increase annually beginning with month 25 of the project as defined by the actual project start date. This increase will be equivalent to the percent increase in the U.S. Consumer Price Index (CPI).

3.1.1.	Service Fees

Table 3.1.1.

Section No	Services	Unit Fee	# Units	Cost Total
	Study Preparation Services

2.1.1.	Study Set-up (including preparation and set-up of internal regulatory files, network files and required fields in BioTrack™)	[***]	1	[***]

2.1.2.	Site Technical Evaluation and Coordination	[***]	60	[***]

2.1.3.	Imaging Manual and Form Development (Data transmittal forms, imaging guidelines and transmittal instructions) - CT	[***]	1	[***]

2.1.4.	Organization of study kit materials and provision to the sites	[***]	60	[***]

2.1.5.	Preparation for Investigator’s Meeting	[***]	1	[***]

2.1.5.	Present at one (1) Investigator’s Meeting. One (1) BIOCLINICA representative, two (2) days including travel: Project Manager	[***]	2	[***]

2.1.5.	Present at one (1) Investigator’s Meeting. One (1) BIOCLINICA representative, two (2) days including travel: Senior Biomedical, M.D., Ph.D.	[***]	2	[***]

2.1.6.	Development/Set Up of BioTrack™ Web Portal	[***]	1	[***]

2.1.6.	Maintenance of communication line	[***]	36	[***]

2.1.7.	Charter Modifications	[***]	1	[***]

2.1.8.	Web-based training sessions (Assuming two (2) BIOCLINICA representatives)	[***]	2	[***]

2.5.2.	Site Technical Monitoring Visits — one (1) BIOCLINICA representative, two (2) days including travel	[***]	2	[***]

	Image Data Services

2.2.1.	Log-in of CT image data, including verification to transmittal forms in order to maintain an image data audit trail	[***]	2,310	[***]

2.2.2.	Processing of CT data including QC for image quality and protocol compliance, film digitization (if necessary), masking, query generation and digital archival
	Estimate Timepoint Fee Cost Savings = [***]	[***]	2,310	[***]

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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Table 3.1.1. continued

Section No	Services	Unit Fee	# Units	Cost Total
	Independent Reading Services

2.3.1.	Program reading system, including validation and testing to ensure the system conforms to regulatory requirements and documentation of all programming and testing	[***]	1	[***]

2.3.1.	Conduct of protocol-specific reader training session at BIOCLINICA	[***]	1	[***]

2.3.1.	Development of Reader Manual and Reader Rules	[***]	1	[***]

2.3.2.	Preparation of timepoint for reading including final QC, uploading and downloading into read system, reading system maintenance, read monitoring and independent reader support
	Tier 1: First Half Timepoints	[***]	2,484	[***]
	Tier 2: Second Half Timepoints	[***]	2,483	[***]
	Estimate Timepoint Fee Cost Savings = [***]

2.3.2.	Notification of disease progression to ALCHEMIA and the site	[***]	290	[***]

2.3.3.	Development and Preparation of Final Study Report	[***]	1	[***]

	Data Management Services

2.4.1.	Development/Validation of custom export program	[***]	1	[***]

2.4.2.	Data Cleaning/Maintenance (Running on-going queries prior to scheduled exportation)	[***]	27	[***]

2.4.3.	Data exportation, including final QC prior to submission and follow-up	[***]	4	[***]

2.5.1.	Project Management Services (Interaction and management of internal cross-functional teams, including documentation of technical issues, preparation and provision of summary reports)
	Start up period - First 6 study months	[***]	6	[***]
	Remaining study months	[***]	30	[***]

2.5.2.	Site and Image Data Management Services (Direct site interaction/communication and image data tracking, including filing of study correspondence and maintaining an image audit trail)
	Start up period - First 6 study months	[***]	6	[***]
	Remaining study months	[***]	25	[***]

2.6.1.	Project Close-Out Services (Including archival of study materials and images, management of unresolved queries, preparation of materials for off-site, long-term storage and preparation of final invoice)	[***]	1	[***]

PROJECT TOTAL				[***]

Project Discount [***]				[***]

PROJECT TOTAL — NET OF DISCOUNT				[***]

*	In the event BIOCLINICA receives files or series in addition to those listed in the Assumptions Table 1.1.1., the timepoint unit fee may be increased. No such increase will be applied without the written authorization from ALCHEMIA.
**	Discounted Line Item

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Alchemia Oncology Pty Ltd	Protocol ACO-002

BIOCLINICA’s normal hours of operation are Monday through Friday 8:30AM to 6:00PM. BIOCLINICA will charge a premium on independent reading sessions conducted at a BIOCLINICA site after normal hours of operation and on weekends or holidays.

3.2.	EXPENSES

3.2.1.	Miscellaneous Expenses

The estimated project expenses, in this document, unless otherwise specified, do not include reasonable travel expenses nor expenses for disks, courier, data archival media, forms printing, translation costs, etc. incurred on behalf of ALCHEMIA. Actual expenses will be billed on a monthly basis. Please see the table below for an estimate of miscellaneous expenses:

Table 3.2.1.

Pass Through Item(s)	Estimated Cost
Travel, Meals and Hotel:

Investigator’s Meeting: One (1) meeting / One (1) BIOCLINICA representative (If Senior Technical, Biomedical, or Regulatory personnel attendance is requested, additional fees will apply for travel, meals and hotel)

[***]
Printing:
Data transmittal forms, imaging guidelines, etc.	[***]
Media and Supplies:
Study Kit Supplies: Labels, Binders, Tabs, etc @ [***]/ site (assuming 60 sites)	[***]
Courier:
Study kits- estimated priority @ [***]/ International Site (assuming 60 sites)	[***]
Study report	[***]
Electronic Data Transfer:
Trial Set-up, including routing and transmittal forms	[***]
Transport fees @ [***]/ transfer (assuming approximately 2,310 transfers)	[***]
Translation:
Translation (Text): [***] per language (language to be determined)	[***]
Sub-total	[***]

% Administrative Fee	[***]

Estimated Expenses Total including administrative fee	[***]

If ALCHEMIA chooses to use an independent reader not on BIOCLINICA’s preferred reader list or decides to add readers during the course of the study, additional fees may apply for read system equipment and installation. BIOCLINICA will not order equipment or begin the installation process without the written authorization from ALCHEMIA.

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Alchemia Oncology Pty Ltd	Protocol ACO-002

3.2.2.	Reader Professional Fees and Expenses

BIOCLINICA will prepare all reader agreements and manage all reader professional fees for this study. All such expenses will be passed through to ALCHEMIA on a monthly basis and will include a BIOCLINICA reader management fee. ALCHEMIA will be responsible for any other read related expenses, including any applicable travel, food and lodging required for the performance of their duties, as described in this document.

The below assumption is an estimate, actual rates will be based on the negotiations between BIOCLINICA and the given readers with final approval and sign-off by ALCHEMIA.

Table 3.2.2.

Assumption	Total Cost
Efficacy: Assuming [***]/hour/reader Assuming 6 timepoints per hour @ 2,310 timepoints per reader (assuming 2 efficacy readers — 770 total hours)	[***]
Adjudication: Assuming [***]/hour/reader Assuming 10 timepoints per hour @ 347 timepoints per adjudicator (assuming 1 adjudicator — 35 total hours)	[***]
Central Mock Read Session: Assuming [***] per day Assuming 1 Central Mock Read Session (3 readers — 3 days)	[***]
Reader Management Fee ([***]*	[***]

Estimated Reader Professional Fees and Expenses	[***]

*	This fee includes managing the reader contract, coordinating the reader schedule, reader invoices and reader payment.

3.3.	OVERALL TOTAL PROJECT BUDGET

Total
Project Total / Direct Service Fees	[***]
Pass Through Expenses	[***]
Reader Professional Fees	[***]

OVERALL TOTAL PROJECT	$1,379,276

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Alchemia Oncology Pty Ltd	Protocol ACO-002

4.	PAYMENT SCHEDULE AND BILLING

Table 4.

Milestone	% Fee	$ Fee
Signature of Agreement	[***]	[***]
Remainder of will be billed monthly as follows:

Fixed monthly fees will be billed on the 1st of the month

All other units will be billed as work is completed

The upfront signature of agreement payment will be applied to the final invoices

*********************************************************************************

Payment for services is due 30 days from receipt of the invoice

All pass-through and reader expense invoices will be payable within 30 days from receipt of the invoice

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